SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d)
             of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):

                           May 9, 1996



                    NORFOLK SOUTHERN CORPORATION

       (exact name of registrant as specified in its charter)



          Virginia               1-8339         52-1188014
(State or other jurisdiction  (Commission      (IRS Employer
      of incorporation)       File Number    Identification No.)



      Three Commercial Place, Norfolk, Virginia  23510-2191
            (Address of principal executive offices)



       Registrant's telephone number, including area code
                         (804) 629-2680



                            No Change
 (Former name or former address, if changed since last report.)

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Item 5.  Other Events.

     Effective May 9, 1996, the Board of Directors of Norfolk Southern Corporation ("Corporation") amended the Corporation's Bylaws to require advance written notice to the Corporate Secretary by stockholders wishing, at any stockholders' meeting, to (a) offer for stockholder vote a proposal otherwise appropriate for stockholder action or (b) nominate one or more persons for election to the Board of Directors.

     The amendments to the Bylaws require that written notice be given by a stockholder not fewer than 90, nor more than 160, calendar days prior to the date of the annual meeting at which the stockholder wishes to have the nomination or proposal considered and not more than 10 days following the earlier of the
(a) date on which notice of a special meeting is mailed to stockholders or (b) public disclosure of the date of the special meeting is made.

     Among the purposes to be accomplished by the amendments are to avoid unfair surprise, to give the Corporate Secretary adequate time to determine the qualifications (and possible conflicts of interest) of stockholder nominees and to give management of the Corporation the opportunity to advise the Board and stockholders concerning any such nominees or proposals.

     A copy of the Corporation's Bylaws, as amended, is filed as
Exhibit 3(ii) under Item 7(c).


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

          3(ii) -  Copy of Bylaws, as amended through May 9, 1996


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              NORFOLK SOUTHERN CORPORATION



                              /s/ D. M. Martin
                                        (Signature)
                              D. M. Martin, Corporate Secretary

Date:  May 17, 1996


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                          EXHIBIT INDEX


Exhibit
Number                             Description

 3(ii)                             Copy of Bylaws, as amended
                                   through May 9, 1996.